UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 16, 2010

U.S. Aerospace, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-09459	06-1034587
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

10291 Trademark Street
Rancho Cucamonga, California 91730
(Address of principal executive offices)

Registrant’s telephone number, including area code: (909) 477-6504

(Former name or former address, if changed since last report.)

Item 4.02  Nonreliance on Previously Issued Financial Statements or a Related Audit Report of Completed Interim Review.

On August 23, 2010, we concluded that the Quarterly Report on Form 10-Q for the period ended June 30, 2010 was inadvertently filed with the Securities and Exchange Commission prior to the Company completing our normal review process, including final proofing and comments from management, legal counsel and accountants, and receipt of required signatures and approvals.  In addition, the filing was consummated before our independent registered public accounting firm had authorized the filing to be made.  Upon review of the filed Form 10-Q, we have determined that changes are required to the consolidated financial statements as well as other items of the Form 10-Q, and therefore it should not be relied upon.  We have discussed the matters disclosed herein with our independent accountants.  We intend to file an amended and restated quarterly report for the period ended June 30, 2010 on Form 10-Q as soon as practicable.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 16, 2010, David Duquette resigned as our Chief Executive Officer and as a member of our Board of Directors, and Josef Czikmantori resigned as our Secretary.  They did not resign because of any disagreement on any matter relating to our operations, policies or practices.

We undertake no obligation to update any information or forward looking statements except to the extent required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. AEROSPACE, INC.

Date: August 24, 2010	By:	/s/ Michael Cabral
Michael Cabral President